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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Amendment No. 1 of this Registration Statement on Form S-4 of Resource Bancshares Mortgage Group, Inc. of our report dated February 3, 1997, which appears on page 56 of Resource Bancshares Mortgage Group, Inc.'s 1996 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                 /s/ PRICE WATERHOUSE LLP

Columbia, South Carolina

November 26, 1997